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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
Vista Medical Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISTA MEDICAL TECHNOLOGIES, INC.
5451 Avenida Encinas, Suite A
Carlsbad, CA 92008

    April 27, 2001

To the Stockholders of
 VISTA MEDICAL TECHNOLOGIES, INC.

    You are cordially invited to attend the Annual Meeting of the Stockholders of Vista Medical Technologies, Inc., to be held on Thursday, June 7, 2001 at 10:00 a.m. at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

    If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ JOHN R. LYON John R. Lyon, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

    In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

VISTA MEDICAL TECHNOLOGIES, INC.
5451 Avenida Encinas, Suite A
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2001

To the Stockholders of
VISTA MEDICAL TECHNOLOGIES, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. (the "Company") will be held at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California on Thursday, June 7, 2001 at 10:00 a.m. (the "Annual Meeting") for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1.  To elect two Class III directors for a term of three years or until their successors are duly elected and qualified. The Board of Directors has nominated the following persons for election at the Annual Meeting: James C. Blair and John R. Lyon.

    2.  To approve an amendment to the Company's 1997 Stock Option Plan, to increase the number of shares of the Company's common stock available for purchase from 2,820,000 to 3,570,000 shares.

    3.  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

    4.  To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 13, 2001 are entitled to notice of and to vote at the Annual Meeting. The transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                      By Order of the Board of Directors
                      Stephen A. Gorgol
                       Chief Financial Officer, Vice President of Finance and Secretary

Carlsbad, California
April 27, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

VISTA MEDICAL TECHNOLOGIES, INC.
5451 Avenida Encinas, Suite A
Carlsbad, California 92008

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held
June 7, 2001

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Company" or "Vista"), for use at the annual meeting of stockholders to be held on June 7, 2001 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at the Sheraton San Diego Hotel & Marina (West Tower) located at 1590 Harbor Island Drive, San Diego, California. Stockholders of record on April 13, 2001 will be entitled to notice of and to vote at the Annual Meeting. These proxy solicitation materials were first mailed to stockholders on or about April 30, 2001.

    The mailing address of the principal executive office of the Company is 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.

PURPOSE OF THE MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders ("Notice"). Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

    On April 13, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 19,620,468 shares of the Company's common stock, par value $.01 (the "Common Stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 13, 2001.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

    If the enclosed Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 and Proposal 3 described in this Proxy Statement and the accompanying Notice. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 5451 Avenida Encinas, Suite A, Carlsbad, California 92008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of Proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit Proxies other than by mail.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

GENERAL

    The Board of Directors of the Company is currently comprised of six members. The directors are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. The vacancy is in the category of Class III directors whose terms expire at the 2002 annual meeting of stockholders.

NOMINEES FOR CLASS III DIRECTORS

    Two Class III directors are to be elected at the annual meeting for a three-year term ending in 2004. The Board of Directors has nominated James C. Blair and John R. Lyon for re-election as Class III directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Dr. Blair and Mr. Lyon. The Company expects that Dr. Blair and Mr. Lyon will accept such nomination. In the event that either Dr. Blair or Mr. Lyon is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such director's term expires in 2004 or until such director's successor has been elected and qualified.

VOTE REQUIRED

    Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the nominees listed above.

NOMINEES

    The following table sets forth information regarding the nominees for Class III directors with terms expiring in 2004.

Name	Year First Elected Director	Age	Class Termination Year	Position
James C. Blair	1995	62	2004	Director
John R. Lyon	1995	55	2004	Director

Business Experience of Nominees for Class III Directors with Terms Ending Upon the 2004 Annual Meeting of Stockholders

    JAMES C. BLAIR.  Dr. Blair has served as Chairman of the Board and a Director of the Company since July 1995. Dr. Blair has been a Managing Member of Domain Associates, L.L.C., a venture capital management company, since 1985. From 1969 to 1985, Dr. Blair was an officer of three investment banking and venture capital firms. Dr. Blair is a director of Amylin Pharmaceuticals, Inc. and Aurora Biosciences Corp., both biopharmaceutical companies. Dr. Blair is a graduate of Princeton University and holds MSE and Ph.D. degrees from the University of Pennsylvania.

    JOHN R. LYON.  Mr. Lyon co-founded the Company in July 1993 and has served as President since July 1993, as Chief Executive Officer since December 1996 and as a director of the Company since July 1995. Prior to co-founding Vista Medical, Mr. Lyon served for three years with Cooper Companies, as President of the International Division within Cooper's Health Care Group from January 1991 through December 1992, and as President of CooperSurgical, a manufacturer and distributor of minimally invasive surgical products, from January 1992 through January 1993. Mr. Lyon also was employed by Kaiser Aerospace in a business development role from February 1993 until Vista Medical was founded in July 1993. Mr. Lyon holds a B.A. from the University of Durham, United Kingdom.

Business Experience of Incumbent Class I Directors with Terms Ending Upon the 2002 Annual Meeting of Stockholders

    NICHOLAS B. BINKLEY.  Mr. Binkley has served as a Director of the Company since July 1995. In June 1993, Mr. Binkley was one of the founding principals of Forrest Binkley & Brown L.P., the managing general partner of SBIC Partners, L.P., a private equity investment fund licensed as a small business investment company by the U.S. Small Business Administration. From 1977, Mr. Binkley served in a variety of senior executive positions at Security Pacific Corporation, including Chairman and Chief Executive Officer of Security Pacific Financial Services System, Security Pacific's non-banking subsidiary, from 1981, and Vice Chairman of the Board of Directors of Security Pacific from 1991. In April 1992, Mr. Binkley became Vice Chairman of the Board of Directors of BankAmerica Corporation, following the merger of Security Pacific into BankAmerica, serving in such capacity until his resignation in May 1993. Mr. Binkley is a director of Golden State Vintners, Inc. and several privately—held companies. Mr. Binkley is a graduate of The Colorado College and holds a masters degree from Johns Hopkins School of Advanced International Studies.

    LARRY M. OSTERINK.  Dr. Osterink has been a Director of the Company since July 1995. Dr. Osterink has been Executive Vice President of Clinicon Corporation since January 1998. From 1993 until 1998, Dr. Osterink served as President of Medical Optics Inc., a subsidiary of Kaiser Aerospace. From 1984 to 1992, Dr. Osterink was President of Kaiser Electro-Optics Inc. and from 1979 to 1984 he was General Manager of the Industrial Laser Division of SpectraPhysics Inc. Dr. Osterink graduated from Michigan State University and holds a Ph.D. in Electrical Engineering from Stanford University.

Business Experience of Nominees for Class II Directors with Terms Ending Upon the 2003 Annual Meeting of Stockholders

    OLAV B. BERGHEIM.  Mr. Bergheim has served as a Director of the Company since August 1996. Mr. Bergheim has been a Venture Partner of Domain Associates, L.L.C. since October 1995. From April to July 1995, Mr. Bergheim was Executive Vice-President of Coram Healthcare and from 1977 to 1995 served in various management capacities with Baxter Healthcare Corporation in Europe and the United States. From 1992 to 1995, Mr. Bergheim was President of Baxter's Cardiovascular Group. Mr. Bergheim is a director of Fusion Medical Technologies, Inc., and a director and a co-founder of Orqis Corporation, VenPro Corporation, Chimeric Therapies, Inc., 3F Therapeutics, Glaukos Corporation and Volcano Therapeutics Inc. all privately-held companies. Mr. Bergheim has a M.S. from University of Oslo and attended the Executive MBA program at Darden School of Business.

    DANIEL J. HOLLAND.  Mr. Holland has served as a Director of the Company since July 1995. Mr. Holland is a General Partner of One Liberty Fund III, a venture capital fund organized in 1995. He served as President of Morgan, Holland Ventures Corporation until 1995 when he was appointed Senior Officer of One Liberty Ventures, Inc., formerly Morgan, Holland Ventures Corporation. He has also served as a Managing General Partner of Morgan, Holland Fund and Morgan, Holland Fund II since 1981 and 1988, respectively. Mr. Holland is a director of MatrixOne, Inc. and several privately-held companies. Mr. Holland holds a B.S. in mechanical engineering from The Massachusetts Institute of Technology and an MBA from Harvard Business School.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors held eleven meetings during the fiscal year ended December 31, 2000 (the "2000 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Five of the Company's six directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2000 Fiscal Year. Mr. Bergheim participated in 64% of such meetings. The Compensation Committee held no meetings during the 2000 Fiscal Year and acted by unanimous written consent three times during the 2000 Fiscal Year. The Audit Committee met twice during the 2000 Fiscal Year.

    The Company has a standing Compensation Committee currently composed of Dr. Blair and Mr. Binkley. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company also has a standing Audit Committee composed of Mr. Holland, Mr. Binkley and Dr. Osterink. The Audit Committee assists in selecting the Company's independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors.

DIRECTOR COMPENSATION

    The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Under the Company's 1997 Stock Option/Issuance Plan, as amended (the "Plan"), which was adopted in February 1997 and amended in March and May 1997, beginning with the first Annual Meeting following the Company's initial public offering in July 1997, each non-employee director who is first elected to the Board will automatically receive an option to purchase 15,000 shares of Common Stock for the first year of the director's Board term and 5,000 shares of Common Stock for each additional year remaining on the director's Board term following the automatic option grant. Each director who is currently serving on the Board will receive an option to purchase 5,000 shares of Common Stock for each additional year for which he is elected as a director. Therefore, each of the nominees, if elected, will receive an option to purchase 5,000 shares of Common Stock for each additional year for which he is elected as a director. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date. The grant of 15,000 shares will become exercisable in equal monthly installments over four years of Board service completed by the director following such grant, and the grants of 5,000 shares will become exercisable at the end of one year of Board service completed by the director following the date of grant.

    Under the Company's 1995 Stock Option Plan (the "Predecessor Plan"), each non-employee director received a fully vested option to purchase 4,500 shares of Common Stock in December 1996, and Mr. Lyon received an option to purchase 11,250 shares of Common Stock. The option grant to Mr. Lyon vests over five years, subject to acceleration upon a change of control. Fifty percent of the shares subject to Mr. Lyon's option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of the shares will immediately vest if Mr. Lyon is terminated without cause within two years of the merger or asset sale.

PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN

    The Company's stockholders are being asked to approve an amendment to the Plan, which will increase the number of shares of Common Stock reserved for issuance under the Plan by an additional 750,000 shares.

    The Board adopted the amendment on March 7, 2001, subject to stockholder approval at this Meeting.

    The Board believes the amendment is necessary to assure that a sufficient reserve of Common Stock remains available for issuance under the Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

    The following is a summary of the principal features of the Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 134 Flanders Road, Westborough, Massachusetts 01581.

Equity Incentive Programs

    The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board has been delegated exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company's executive officers and non-employee Board members. Neither the Compensation Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under those programs are made in strict compliance with the express provisions of such program.

    The term Plan Administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan.

Share Reserve

    An aggregate of 3,570,000 shares of Common Stock has been reserved for issuance over the term of the Plan. Such share reserve consists of (i) the 2,820,000 shares initially reserved for issuance under the Plan plus (ii) the additional increase of 750,000 shares of Common Stock that forms part of this Proposal.

    As of March 31, 2001, 3,570,000 shares of Common Stock were subject to outstanding options under the Plan, 2,667,746 shares of Common Stock had been issued under the Plan, and 902,254 shares of Common Stock remained available for future issuance, assuming stockholder approval of this Proposal.

    No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 50,000 shares of Common Stock in the aggregate per calendar year. Stockholder approval of this Proposal will also constitute a reapproval of the 50,000-share limitation for purposes of Internal Revenue Code Section 162(m).

    The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

Eligibility

    Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

    As of March 31, 2001, four executive officers, five non-employee Board members and approximately thirty six other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

Valuation

    The fair market value per share of Common Stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq SmallCap Market. On March 31, 2001 the fair market value per share determined on such basis was $0.79.

Discretionary Option Grant Program

    The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

    Each granted option will have an exercise price per share equal to the fair market value of the shares on the grant date unless otherwise determined by the Plan Administrator. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

    The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Common Stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

Stock Issuance Program

    Shares of Common Stock may be issued under the Stock Issuance Program at a price per share equal to the fair market value of the shares on the issuance date unless otherwise determined by the Plan Administrator. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Automatic Option Grant Program

    Under the Automatic Option Grant Program, eligible non-employee Board members receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option grant for 15,000 shares of Common Stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock. There will be no limit on the number of such 5,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

    Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Stockholders Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

    Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each option will be immediately exercisable for the option shares; the shares acquired under the option will be subject to repurchase by the Company at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 15,000-share automatic grant will vest in four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual 5,000-share grant will vest upon the optionee's completion of one (1) year of Board service measured from the grant date. However, each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

General Provisions

  Acceleration

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

    The Plan Administrator will have the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition of the Company, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of the Company effected through a tender offer for more than 50% of the Company's outstanding voting stock or by proxy contest for the election of Board members, or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced upon a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Automatic Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

  Limited Stock Appreciation Rights

    Each option granted under the Automatic Option Grant Program will include a limited stock appr eciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option. In addition, the Plan Administrator may grant such rights to officers of the Company as part of their option grants under the Discretionary Option Grant Program.

    Stockholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Automatic Option Grant Program and the subsequent exercise of those rights in accordance with the foregoing terms.

  Financial Assistance

    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable withholding taxes incurred in connection with the acquisition of those shares.

  Special Tax Election

    The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

  Amendment and Termination

    The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) ten years after the effective date of the Plan, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Stock Awards

    The table below shows, as to Company's Chief Executive Officer, the three other most highly compensated executive officers of the Company and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Plan from February 1997 (the date of adoption of the Plan) through March 31, 2001, together with the weighted average exercise price payable per share. The Company has not made any direct stock issuances to date under the Plan.

OPTION TRANSACTIONS

Name and Position	Number of Shares Underlying Options Granted(#)	Weighted Average Exercise Price Per Share($)
John Lyon Chief Executive Officer and Director Nominee	504,750	$0.78
John (Jed) Kennedy Executive Vice President and Chief Operating Officer	139,500	$1.96
Allen Newman Senior Vice President	260,000	$0.77
Stephen Gorgol Vice President of Finance, Chief Financial Officer	72,500	$3.14
All current executive officers as a group(4)	976,750	$1.12
All current non-employee directors as a group(5)	229,500	$0.81
All employees, including current officers who are not executive officers, as a group(27)	666,814	$1.80

Federal Income Tax Consequences

  Option Grants

    Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

    Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

  Stock Appreciation Rights

    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

  Direct Stock Issuances

    The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

    The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

    Option grants under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Option grants or stock issuances made under the Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

    On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

    Should one or more individuals be granted tandem stock appreciation rights under the Plan, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

New Plan Benefits

    As of March 31, 2001, no stock options had been granted, and no shares of Common Stock had been issued, on the basis of the share increases which are the subject of this Proposal. However, on the date of the Annual Meeting, Messrs. Bergheim, Binkley, Holland and Osterink will each receive an option grant for 5,000 shares at an exercise price equal to the fair market value per share of Common Stock on that date.

Stockholder Approval

    The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this Proposal is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the 750,000 share increase to the share reserve under the Plan will not be implemented, any stock options granted under the Plan on the basis of the increases will immediately terminate without ever becoming exercisable for the shares of Common Stock subject to those options, and no additional options or stock issuances will be made on the basis of such increases. Option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan has been issued pursuant to such option grants and direct stock issuances.

Recommendation of the Board of Directors

    THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED

THEREBY "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent public auditors for the Company during the 2000 Fiscal Year, to serve in the same capacity for the year ending December 31, 2001, and is asking the stockholders to ratify this appointment.

VOTE REQUIRED

    The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

AUDIT FEES

    The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for review of the financial statements included in our quarterly reports were approximately $61,400.

ALL OTHER FEES

    The aggregate fees billed for services rendered by Ernst & Young LLP other than those related to the company's financial statements for the year ended December 31, 2000 were approximately $7,000. The audit committee of the board of directors has determined that the services rendered by Ernst & Young LLP are compatible with maintaining its independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2001.

OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2001, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group.

    Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 5451 Avenida Encinas, Suite A, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares	Percentage Beneficially Owned(1)
Funds advised by Domain Associates(2) One Palmer Square Princeton, NJ 08542	4,226,261	21.6%
State of Wisconsin Investment Board Post Office Box 7842 Madison, WI 53707	3,780,000	19.3%
SBIC Partners, L.P. 201 Main Street, Suite 2302 Fort Worth, TX 76102	1,810,095	9.2%
Medtronic Asset Management, Inc. 7000 Central Avenue NE Minneapolis, MN 55432	1,605,275	8.2%
Foster City Partners 950 Tower Lane, Suite 800 Foster City, CA 94404	1,551,944	7.9%
James C. Blair(3)	4,231,261	21.6%
Nicholas B. Binkley(4)	1,821,595	9.3%
Daniel J. Holland(5)	672,415	3.4%
John R. Lyon(6)	481,054	2.4%
Allen Newman(7)	241,298	1.2%
Larry Osterink(8)	144,500	*
John Kennedy(9)	119,024	*
Stephen Gorgol(10)	49,406	*
Olav B. Bergheim(11)	24,500	*
All directors and executive officers as a group (9 persons)(12)	7,785,053	39.7%

*
Less than 1%
(1)
Percentage of ownership is calculated pursuant to Commission Rule 13d-3(d)(1).
(2)
Includes 4,120,728 shares beneficially owned by Domain Partners III, L.P., 24,161 shares beneficially owned by Domain Partners, II L.P., 61,872 shares beneficially owned by DP III

  Associates, L.P. and 19,500 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 926,736 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.

(3)
Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001. Also includes 1,767,787 shares beneficially owned by Domain Partners III, L.P., 24,161 shares beneficially owned by Domain Partners, II L.P., 61,872 shares beneficially owned by DP III Associates, L.P. and 19,500 shares beneficially owned by Domain Associates L.L.C. Dr. Blair is a general partner of One Palmer Square Associates, II, L.P., which is the general partner of Domain Partners II, L.P., and he is also a general partner of One Palmer Square Associates, III, L.P., the general partner of Domain Partners III, L.P. and DP III Associates. Dr. Blair has an indirect beneficial ownership of these shares. Dr. Blair is a managing member of Domain Associates L.L.C. Excludes 926,736 shares beneficially owned by BIL. Pursuant to a contractual agreement, Domain Associates L.L.C. is the U.S. venture capital advisor to BIL. Domain Associates L.L.C. has neither voting nor investment power over BIL and Dr. Blair and Domain Associates L.L.C. disclaim beneficial ownership of the BIL shares.
(4)
Includes 6,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001. Also includes 4,000 shares beneficially owned by The Binkley Family Trust, of which Mr. Binkley is a trustee, and 1,810,095 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). SBIC Partners is the beneficial owner of all shares of the Company's Common Stock registered in its name. Forrest Binkley & Brown L.P., a Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB. Mr. Binkley is a limited partner of FBB, and is an executive officer, director and shareholder of Venture Co. Mr. Binkley disclaims beneficial ownership with respect to all shares of Common Stock owned by SBIC Partners, except to the extent of his pecuniary interest therein.
(5)
Includes 1,000 shares owned by Mr. Holland and 24,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001. Also includes 646,915 shares beneficially owned by One Liberty Fund III, L.P. Mr. Holland is a general partner of One Liberty Partners III, L.P., which is a general partner of One Liberty Fund III, L.P. Mr. Holland disclaims beneficial ownership with respect to all shares of Common Stock owned by One Liberty Fund III, L.P.
(6)
Includes 283,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001.
(7)
Includes 155,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001.
(8)
Includes 24,500 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001.
(9)
Includes 74,200 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001.
(10)
Includes 27,875 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001.
(11)
Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001. Mr. Bergheim is employed by Domain Associates as a Venture Partner. Mr. Bergheim has no beneficial ownership of any of the shares owned by funds advised by Domain Associates.
(12)
Includes 605,575 shares issuable upon exercise of options exercisable within 60 days of January 31, 2001. See also footnotes 2, 3, 4 and 5.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The executive officers and key employees of the Company as of January 31, 2001, are as follows:

Name	Age	Position
John R. Lyon	55	President, Chief Executive Officer and Director
John (Jed) Kennedy	43	Executive Vice President and Chief Operating Officer
Allen Newman	50	Senior Vice President
Stephen Gorgol	42	Chief Financial Officer, Vice President of Finance and Secretary

    JOHN R. LYON.  Mr. Lyon is a Class III director nominee of the Company. See "Election of Directors" for a discussion of Mr. Lyon's business experience.

    JED KENNEDY.  Mr. Kennedy joined Vista Medical in January 1997 as Vice President of Research and Development, was appointed Vice President/General Manager of Westborough Operations in January 2000 until being appointed Executive Vice President and Chief Operating Officer in December 2000. Prior to joining Vista, Mr. Kennedy held various positions in Manufacturing, Quality Engineering and Product Development at Smith & Nephew Endoscopy from 1984 through January 1997. From 1996 through January 1997 he was the Group Director of Product Development responsible for managing all Divisional Product Development activities. From 1993 through 1996, Mr. Kennedy was Director, Research and Development responsible for the management of four technology product development groups. Prior to 1984, he held various engineering positions at Honeywell's Electro-Optics and Avionics divisions. Mr. Kennedy received a BS Manufacturing Engineering from Boston University in 1979.

    ALLEN NEWMAN.  Mr. Newman joined Vista Medical in June 1994 and served as the Company's Vice President, Business Development until being appointed Vice President and General Manager of Head, Neck & Spine Microsurgery in December 1996. He was appointed Senior Vice President in January 2000. Prior to joining Vista, Mr. Newman served as President of Newman Medical, a medical consultancy, from October 1992 through June 1994. Previously, he served as Vice President of Business Development at Birtcher Medical Systems from March through October 1992 and in various sales and management positions at Karl Storz Endoscopy America from 1982 through February 1992, serving as Vice President, Sales and Marketing from 1989. Mr. Newman holds a B.A. from California State University (Sonoma) and graduated from the Medical Marketing Program of the John E. Anderson Graduate School of Business at the University of California, Los Angeles.

    STEPHEN A. GORGOL.  Mr. Gorgol joined Vista Medical in February 1997 and served as Director of Finance and Administration until December 2000 when he was appointed Vice President of Finance and Chief Financial Officer. Prior to joining Vista, Mr. Gorgol served as Corporate Controller of Voicetek Corporation, a telecommunications company, from 1991 through August 1996. Mr. Gorgol received a BS in Accounting from Plymouth State College in 1980.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides summary information concerning the compensation earned, by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company, for services rendered in all capacities to the Company for the fiscal years ended December 31, 1998, 1999 and 2000. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2000 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers" in this Proxy Statement.

SUMMARY COMPENSATION TABLE(1)

Long-Term Compensation Awards
Annual Compensation
				Securities Underlying Options/SARS(#)	All Other Compensation
Name and Principal Position	Year	Salary(1)	Bonus
John R. Lyon President, Chief Executive Officer and Director	1998 1999 2000	$206,346 199,451 205,362	— — —	20,000 50,000 —	— — —
John (Jed) Kennedy Executive Vice President and Chief Operating Officer	1998 1999 2000	131,885 130,604 152,990	2,500 — —	27,500 55,000 12,000	— — —
Allen Newman Senior Vice President	1998 1999 2000	155,385 153,726 158,641	2,500 — —	10,000 30,000 —	— — —
Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and and Secretary	1998 1999 2000	88,462 86,954 97,038	1,500 — —	5,000 20,000 30,000	— — —

(1)
Includes amounts deferred pursuant to the Company's 401(k) Plan.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 2000 Fiscal Year. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 2000.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
			Exercise Price Per Share (1)	Expiration Date
Name					5%	10%
John R. Lyon	—	—%	$—	—	$—	$—
John (Jed) Kennedy	12,000	5.2	0.88	04/28/2010	6,641	16,830
Allen Newman	—	—	—	—	—	—
Stephen A. Gorgol	30,000	13.1	0.88	04/28/2010	16,603	42,075

(1)
The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of Common Stock on the date in question as reported by the Nasdaq National Market.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

OPTION EXERCISES AND HOLDINGS

    The following table provides information concerning option exercises during 2000 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 2000. No SARs were exercised during 2000 or outstanding as of December 31, 2000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2000
					Value of Unexercised In-The-Money Options At December 31, 2000(3)
	Shares Acquired on Exercise(#)
		Value Realized(1)
Name			Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
John R. Lyon	—	—	278,500	57,500	$77,468	$0
John (Jed) Kennedy	—	—	69,100	70,400	300	0
Allen Newman	—	—	152,500	32,500	42,075	0
Stephen A. Gorgol	—	—	24,250	48,250	0	0

(1)
"Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)
The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on the part of the Company which lapse at various times over the next five years.

(3)
"Value" is defined as fair market price of the Common Stock at fiscal year-end ($0.53) less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors currently consists of Dr. Blair and Mr. Binkley. Neither of these individuals was an officer or employee of the Company at any time during the 2000 Fiscal Year or at any other time. Mr. Lyon, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 2000, but did not take part in the deliberations regarding his own compensation.

    No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

    Pursuant to an agreement entered into on December 28, 1998, the Company has agreed to continue to pay Mr. Lyon his salary, and to continue to provide certain health care benefits, for a period of twelve (12) months in the event of his involuntary termination following a change in control of the Company.

    Fifty percent of certain unvested shares subject to options outstanding to the Company's executive officers will immediately vest if the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other 50% of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

    Notwithstanding anything to the contrary set forth in the Company's previous filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchanges Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 16 shall not be incorporated into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1997 Stock Option/Stock Issuance Plan.

    The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

    GENERAL COMPENSATION POLICY.  The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS.  The principal factors that were taken into account in establishing each executive officer's compensation package for the 2000 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

    BASE SALARY.  In setting base salaries, the Compensation Committee reviewed published compensation survey data for its industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data incorporated into their proxy statements. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers.

    ANNUAL INCENTIVES.  Annual incentives in the form of cash bonuses are awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's performance goals during the year which included revenue growth, operating income, earnings per share and product commercialization. In 2000, there were no annual incentive compensation awards made to the Named Executive Officers.

    LONG TERM INCENTIVES.  Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments over a five-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term.

    The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

    CEO COMPENSATION.  In setting the total compensation payable to Mr. Lyon, the Company's President and CEO for the 2000 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and achievement of its goals.

    The Compensation Committee adjusted Mr. Lyon's base salary for the 2000 fiscal year over the 1999 fiscal year level in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. Mr. Lyon did not receive an incentive bonus during 2000.

    The Compensation Committee did not award any stock option grants to Mr. Lyon in fiscal 2000.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m).  The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

    It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

    Submitted by the Compensation Committee of the Company's Board of Directors.

STOCK PERFORMANCE GRAPH

    The graph depicted below shows a comparison of cumulative total stockholder returns for the Company, the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market—U.S. Index") and the Hambrecht and Quist Healthcare—Excluding Biotech Index (the "H&Q Healthcare—Excluding Biotech Index"). The graph covers the period from July 2, 1997, the commencement date of the Company's initial public offering of shares of its Common Stock, to December 31, 2000. The total return for the Company's Common Stock and each index assumes that $100 was invested on July 2, 1997 and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 2000, we agreed with Medtronic to terminate the sales agreement with them. Under the terms of this termination agreement, and a related transition agreement, we will retain the responsibility to service our Series 8000 systems previously borne by Medtronic; otherwise we and Medtronic mutually agreed to release each other from any future obligations or claims. In connection with this agreement, we issued 5,275 shares to Medtronic in exchange for services rendered by them. As an additional condition of the termination agreement, Medtronic agreed that it would not sell any of our common stock in an open market transaction for a price of less than $1.75 per share, until at least December 31, 2000.

    On April 7, 2000, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with the State of Wisconsin Investment Board, Domain Partners III, L.P. and SBIC Partners, L.P. (colletively, the "Investors"). Under the terms of the Purchase Agreement, the Investors purchased an aggregate of 5,654,411 shares of our common stock (the "Shares") at a per share purchase price of $0.85 per share (the "Purchase Price"). We had previously registered the Shares under the Securities Act of 1933, as amended, on Form S-1 (registration number 333-86651).

    As of March 31, 2001, after giving effect to the sale of the Shares, the State of Wisconsin Investment Board beneficially owns 19.37%, Domain Partners III, L.L.P. beneficially owns 21.66% and SBIC Partners, L.P. beneficially owns 9.28% of our outstanding common stock. Percentage of ownership is calculated under the Securities and Exchange Commission's Rule 13d-3(d) (1).

    As a condition to selling the Shares to the Investors our Board of Directors adopted an amendment to our Bylaws which restricts our ability, in the absence of stockholder approval, to adjust the exercise price of previously granted stock options and our ability to grant stock options to officers at an exercise price which is below the then current market value of our common stock. In addition, the Purchase Agreement contains provisions pursuant to which we agreed to indemnify the Investors against any losses they may incur as a result of any breach or alleged breach or other violation of any representation, warranty covenant or undertaking by us a contained in the Purchase Agreement. Our indemnity obligation is intended to survive until the second anniversary of the closing of the sale of Shares.

    All of the Company's officers are employed by the Company at will.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company expects that all future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, as well as by a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

    The Company's Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

    The Company's Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents as set forth in the Delaware General

Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers. The indemnification agreements contain provisions that require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

    As of the date of this Proxy Statement, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5s were required, Vista Medical believes that, during the period from January 1, 2000 through December 31, 2000, all reporting requirements under Section 16(a) were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

STOCKHOLDER PROPOSALS FOR 2001 PROXY STATEMENT

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received no later than December 31, 2001, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT

    A copy of the Annual Report of the Company for the 2000 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

    THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT APRIL 2, 2001. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO STEPHEN A. GORGOL, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF FINANCE OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 5451 AVENIDA ENCINAS, SUITE A, CARLSBAD, CALIFORNIA 92008.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                      THE BOARD OF DIRECTORS OF VISTA
                      MEDICAL TECHNOLOGIES, INC.

Dated: April 27, 2001

VISTA MEDICAL TECHNOLOGIES, INC.

AMENDMENT TO 1997 STOCK OPTION/STOCK ISSUANCE PLAN

     Pursuant to the approval of the board of directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Corporation") and the stockholders of the Corporation, Article One, Section V(A) of the Corporation's 1997 Stock Option/Stock Issuance Plan is amended to read in its entirety as follows:

    "A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 3,570,000 shares."

    Except as set forth herein, the Plan is not amended and remains in full force and effect.

/s/ STEVE GORGOL Secretary of the Corporation
Dated: April 24, 2001

VISTA MEDICAL TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

    The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

    The Audit Committee shall be comprised of three or more independent directors.

    All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

    The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    1.
    Review this Charter at least annually and recommend any changes to the Board.
    2.
    Review the organization's annual financial statements and any other relevant reports or other financial information.
    3.
    Review the regular internal financial reports prepared by management and any internal auditing department.
    4.
    Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.
    5.
    Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.
    6.
    Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.
    7.
    Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

DETACH HERE

PROXY

    VISTA MEDICAL TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints John R. Lyon and Stephen A. Gorgol jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vista Medical Technologies, Inc. to be held on Thursday, June 7, 2001, or at any postponements or adjournments thereof, as specified on this proxy, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

VISTA MEDICAL TECHNOLOGIES, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

    Vista Medical Technologies, Inc. develops, manufactures and markets products that provide information to doctors performing minimally invasive general surgical, cardiac surgical and other selected microsurgical procedures. We also develop and sponsor training and support programs for medical personnel which enhance the adoption of procedures incorporating use of our visualization technology.

DETACH HERE

/x/	Please mark votes as in this example.
						FOR	AGAINST	ABSTAIN
1.	Election of Directors. Nominees:			2.	Approval of Amendment to 1997 Stock Option/Stock Issuance Plan.	/ /	/ /	/ /
	James C. Blair and John R. Lyon will stand for election to the Board for terms to expire in 2004.
		FOR BOTH NOMINEES / /	WITHHELD FROM BOTH NOMINEES / /	3.	Ratification and Appointment of Ernst & Young LLP as Independent Auditors.	/ /	/ /	/ /
	/ / For both nominees except as noted above
					Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposals 1, 2 and 3 and will be voted by the proxyholders at their discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.
					MARK HERE IF YOU PLAN TO ATTEND THE MEETING			/ /
					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			/ /
Signature	Dated	, 2001

Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the name of more than one person, each should sign.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 2001
PROXY STATEMENT For the Annual Meeting of Stockholders To Be Held June 7, 2001
PURPOSE OF THE MEETING
VOTING RIGHTS AND SOLICITATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE AMENDMENT TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT AUDITORS
OWNERSHIP OF SECURITIES
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDER PROPOSALS FOR 2001 PROXY STATEMENT
ANNUAL REPORT
OTHER MATTERS
VISTA MEDICAL TECHNOLOGIES, INC. AMENDMENT TO 1997 STOCK OPTION/STOCK ISSUANCE PLAN
VISTA MEDICAL TECHNOLOGIES, INC. AUDIT COMMITTEE CHARTER
PROXY